Exhibit 99.2

PUBLIC STORAGE ADVANCES BOARD REFRESHMENT

Adds Two New Independent Trustees in Cooperation with Elliott Management

Establishes New Long-Term Planning Committee Focused on Strategy and Growth

GLENDALE, California—January 5, 2021—Public Storage (NYSE:PSA) (the “Company”) today announced that it has appointed Michelle (“Meka”) Millstone-Shroff and Rebecca Owen to its Board of Trustees and has named David Neithercut as Lead Independent Trustee. In addition, Public Storage announced the establishment of an advisory Long-Term Planning Committee (the “Committee”) of its Board of Trustees (the “Board”) focused on Public Storage’s long-term planning, strategy, growth, capital allocation priorities and capital structure management.

•	Ms. Millstone-Shroff formerly served as the Chief Customer Experience Officer at Bed Bath & Beyond and President and Chief Operating Officer for buybuy BABY.

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Ms. Owen most recently served in various roles at Clark Enterprises, Inc. (“Clark Enterprises”) and its affiliated companies, including as Senior Vice President, Chief Legal Officer, and Chief Investment Officer.

These actions follow substantive engagement with the Company’s shareholders, including funds advised by Elliott Investment Management, L.P. (“Elliott”). In connection with today’s announcements, Public Storage and Elliott have also entered into a Cooperation Agreement, Elliott has withdrawn its nominees to the Board and related nomination and cumulative voting notices and will be supporting the Board’s Trustee nominees at Public Storage’s upcoming Annual Meeting of Shareholders. Public Storage and Elliott have also entered into an information sharing agreement to facilitate continued dialogue in preparation for the Company’s previously announced Investor Day that will be held on May 3, 2021.

In connection with today’s Trustee appointments, lead independent trustee Gary E. Pruitt has retired from the Board.

With respect to the new Long-Term Planning Committee, Joe Russell, President and Chief Executive Officer of Public Storage, will chair the Committee, which will initially comprise: Leslie Heisz, Michelle Millstone-Shroff, Shankh Mitra, David Neithercut, Rebecca Owen, and Joe Russell.

The appointments of Ms. Millstone-Shroff and Ms. Owen as independent Trustees will advance the Company’s Board refreshment efforts and further foster a diverse Board with a combination of skills, experience, and personal qualities that will best serve the Company’s shareholders. The Board also considered Elliott’s input regarding the benefits of Board enhancements and skillsets of potential nominees in its appointment of highly qualified independent Trustees Shankh Mitra, David Neithercut, and Paul Williams in December 2020.

“We welcome Meka and Becky to the Board and look forward to working with them as we take action to drive long-term value creation,” said Ronald L. Havner, Jr., Chairman of the Board. “Today’s actions will accelerate our company’s ongoing, comprehensive process to refresh the Board and further improve corporate governance. We are pleased to have collaborated with Elliott and other shareholders in connection with these actions. We also expect the new Committee to build on the progress Joe and his team have made since he took on the CEO role to reinvest in the Company’s existing portfolio, implement new technology to enhance customer experience, drive organic growth, accelerate external growth, and expand third party management.”

“At Public Storage, we value the views of our shareholders, and welcome their input toward our common goal of enhancing long-term value,” said Mr. Russell. “The Company has strategic priorities focused on growth and is executing a clear strategy to drive sustainable value creation. We are reinvesting in our existing portfolio and delivering innovations to improve the customer experience and reduce costs. We are well-positioned to capitalize on our growth opportunities, and the Board and management team will continue to work together to deliver enhanced shareholder value.”

“Public Storage has the best platform in the self-storage industry, and we share the Board and management team’s conviction in the Company’s ability to capitalize on its leading franchise,” said Johannes Weber, Portfolio Manager at Elliott. “We believe the changes announced today will position the Company for significant growth and are pleased to have helped the Company identify corporate governance improvements and to have worked constructively with the Board and management to reach this result. We look forward to the Company’s Investor Day and its strategy to drive sustainable value creation.”

“On behalf of the Board, I would like to thank Gary for his many contributions to Public Storage throughout his tenure,” continued Mr. Havner. “We appreciate his leadership and wish him the very best in his future endeavors.”

Goldman Sachs & Co. LLC is acting as financial advisor to Public Storage, and Wachtell, Lipton, Rosen & Katz is acting as legal counsel.

Michelle Millstone-Shroff

Michelle Millstone-Shroff, age 45, has served as an independent advisor to various businesses since November 2018, and has served as a Senior Advisor to a top-tier global management consulting firm since April 2019.

Ms. Millstone-Shroff previously served as the Chief Customer Experience Officer of Bed Bath & Beyond Inc. (NASDAQ: BBBY) (“Bed Bath & Beyond”), a chain of domestic merchandise retail stores, and as the President & Chief Operating Officer of buybuy BABY (“BABY”), a subsidiary of Bed Bath & Beyond and the nation’s leading retailer of items for infants and toddlers. She also served as the Chief Operating Officer of BABY. Prior to Bed Bath & Beyond, Ms. Millstone-Shroff worked at McKinsey & Company, with a focus on retail- and consumer-oriented companies.

Ms. Millstone-Shroff has served on the boards of directors of Neiman Marcus Group Inc. (NYSE: NMG.A) since September 2020, Nanit, a private technology company, since December 2019, and Party City Holdco Inc. (NYSE: PRTY) since February 2019.

Ms. Millstone-Shroff holds a Masters of Business Administration from Harvard Business School, a Bachelor of Science in Strategic Management from The Wharton School at University of Pennsylvania, and a Bachelor of Arts in Psychology from University of Pennsylvania.

Rebecca L. Owen

Rebecca L. Owen, age 58, has served as chair of the board of directors of Battery Reef, LLC, a commercial real estate investment and management company, since she founded the company in January 2019.

Previously, Ms. Owen served in various roles at Clark Enterprises, Inc. (“Clark Enterprises”), a private investment firm, and its affiliated companies, including as Senior Vice President and as Chief Legal Officer of Clark Enterprises, Chief Investment Officer of CEI Realty, Inc., and President of CEI Realty, Inc.

Prior to her work with Clark Enterprises and its affiliates, Ms. Owen practiced as a Commercial Real Estate and Corporate attorney at law firms Sheehey Furlong & Behm and Pillsbury Winthrop Shaw Pittman LLP (f/k/a Shaw Pittman Potts and Trowbridge). Ms. Owen has served on the board of directors of Carr Properties, a private real estate investment trust, since 2013, and on the Real Estate Investment Advisory Committee of ASB Capital Management, LLC, an institutional real estate investment firm, since January 2017.

Previously, Ms. Owen served on the boards of directors of WillScot Corp. (NASDAQ: WSC), Jernigan Capital, Inc. (NYSE: JCAP), and Columbia Equity Trust, Inc. (formerly NYSE: COE). Owen has also served on the boards of directors of the Boys and Girls Club of Greater Washington, from 2006 to 2020, and Horizons National Student Enrichment Program Inc., since January 2017. Ms. Owen received a Juris Doctorate from University of Chicago Law School and Bachelor of Arts in Economics from Hamilton College.

Company Information

Public Storage, a member of the S&P 500 and FT Global 500, is a REIT that primarily acquires, develops, owns and operates self-storage facilities. At September 30, 2020, we had: (i) interests in 2,504 self-storage facilities located in 38 states with approximately 171 million net rentable square feet in the United States, (ii) an approximate 35% common equity interest in Shurgard Self Storage SA (Euronext Brussels:SHUR) which owned 239 self-storage facilities located in seven Western European nations with approximately 13 million net rentable square feet operated under the “Shurgard” brand and (iii) an approximate 42% common equity interest in PS Business Parks, Inc.

(NYSE:PSB) which owned and operated approximately 28 million rentable square feet of commercial space at September 30, 2020. Our headquarters are located in Glendale, California.

Additional information about Public Storage is available on the Company’s website at PublicStorage.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release, other than statements of historical fact, are forward-looking statements which may be identified by the use of the words “expects,” “believes,” “anticipates,” “should,” “estimates” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to, those described in Part 1, Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2020 and in our other filings with the SEC including: general risks associated with the ownership and operation of real estate, including changes in demand, risk related to development, expansion and acquisition of self-storage facilities, potential liability for environmental contamination, natural disasters and adverse changes in laws and regulations governing property tax, real estate and zoning; risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers; risks associated with the COVID Pandemic or similar events, including but not limited to illness or death of our employees or customers, negative impacts to the economic environment and to self-storage customers which could reduce the demand for self-storage or reduce our ability to collect rent, and/or potential regulatory actions to (i) close our facilities if we were determined not to be an “essential business” or for other reasons, (ii) limit our ability to increase rent or otherwise limit the rent we can charge or (iii) limit our ability to collect rent or evict delinquent tenants; risk that even after the initial restrictions due to the COVID Pandemic ease, they could be reinstituted in case of future waves of infection or if additional pandemics occur; risk that we could experience a change in the move-out patterns of our long-term customers due to economic uncertainty and the significant increase in unemployment in the last 30 days. This could lead to lower occupancies and rent “roll down” as long-term customers are replaced with new customers at lower rates. We observed such a trend during the recessionary circumstances of 2009; however, to date we have not seen any material change in the move-out patterns of long-term customers; risk of negative impacts on the cost and availability of debt and equity capital as a result of the COVID Pandemic, which could have a material impact upon our capital and growth plans; the impact of competition from new and existing self-storage and commercial facilities and other storage alternatives; the risk that our existing self-storage facilities may be at a disadvantage in competing with newly developed facilities with more visual and customer appeal; risk related to increased reliance on Google as a customer acquisition channel; difficulties in our ability to successfully evaluate, finance, integrate into our existing operations and manage properties that we acquire directly or through the acquisition of entities that own and operate self-storage facilities; risks associated with international operations including, but not limited to, unfavorable foreign currency rate fluctuations, changes in tax laws and local and global economic uncertainty that could adversely affect our earnings and cash flows; risks related to our participation in joint ventures; the impact of the legal and regulatory environment, as well as national, state and local laws and regulations including, without limitation, those governing environmental issues, taxes, our tenant reinsurance business, and labor, including risks related to the impact of new laws and regulations; risks of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to the determination of taxable income for our taxable REIT subsidiaries; risks due to a November 2020 California ballot initiative (or other equivalent actions) that could remove the protections of Proposition 13 with respect to our real estate and result in substantial increases in our assessed values and property tax bills in California; changes in United States federal or state tax laws related to the taxation of REITs and other corporations; security breaches or a failure of our networks, systems or technology could adversely impact our operations or our business, customer and employee relationships or result in fraudulent payments; risks associated with the self-insurance of certain business risks, including property and casualty insurance, employee health insurance and workers compensation liabilities; difficulties in raising capital at a reasonable cost; delays and cost overruns on our projects to develop new facilities or expand our existing facilities; ongoing litigation and other legal and regulatory actions which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business; and economic uncertainty due to the impact of war or terrorism. These forward-looking statements speak only as of the date of this press release. All of our forward-looking statements, including those in this press release, are qualified in their entirety by this statement. We expressly disclaim any obligation to update publicly or otherwise revise any forward-looking statements, whether because of new information, new estimates, or other factors, events or circumstances after the date of these forward-looking statements, except when expressly required by law. Given these risks and uncertainties, you should not rely on any forward-looking statements in this press release, or which management may make orally or in writing from time to time, neither as predictions of future events nor guarantees of future performance.

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